UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2009

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Change in Directors or Principal Officers, Financial Statements and Exhibits

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

On August 24, 2009, Pro-Pharmaceuticals, Inc. (“the Company”) announced that its Board of Directors appointed Arthur R. Greenberg to serve as a member of the Board until the 2010 annual meeting of the Company’s stockholders. Mr. Greenberg is the President and Founder of Prism Technologies, Inc. Prism provides professional sales & marketing services and business development consulting services. Previously, he was the first President of SEMI, North America, a semiconductor equipment and materials industry trade association representing the interests, including public policy, of more than 2000 members doing business in North America. In 1982, Mr. Greenberg was a founding member of Semiconductor Systems, Inc, a supplier of semiconductor manufacturing equipment. In 1973, he was a founding member, and Vice President of Sales & Marketing, for KTI Chemicals, Inc, a supplier of processing chemicals for the semiconductor industry. A native of Arkansas, Mr. Greenberg received his Bachelor of Science degree in Business Administration from Henderson State University. In 2000, Mr. Greenberg received Henderson State University’s Alumni Entrepreneur of the Year Award.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

News Release of Pro-Pharmaceuticals, Inc., dated August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony Squeglia
Anthony Squeglia
Chief Financial Officer

Date: August 24, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	News Release of Pro-Pharmaceuticals, Inc., dated August 24, 2009.